EXHIBIT 99.4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No.  333-254902 on Form S-6 of our report dated June 24, 2021, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 50, comprising Quality Dividend Strategy, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 24, 2021